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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  NOVEMBER 24, 1997
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                    NETSCAPE COMMUNICATIONS CORPORATION
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            (Exact name of registrant as specified in its charter)

   DELAWARE                          0-26310                 94-3200270
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(State or other                   (Commission              (IRS Employer
jurisdiction of                   File Number)         Identification Number)
incorporation)


       501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA        94043
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           (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:   (415) 254-1900
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                                    N/A
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       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

    On November 24, 1997 Netscape Communications Corporation ("Netscape") signed a definitive agreement to acquire Kiva Software Corporation. With the acquisition, Netscape intends to issue approximately 6.3 million shares of Netscape stock, subject to adjustment, to purchase 100 percent of Kiva stock and options and anticipates that the acquisition will be accounted for as a pooling of interests. Netscape expects the transaction will close in the fourth quarter of 1997, subject to customary approvals. Netscape expects to incur expenses of at least $2.0 million for investment banking, legal, accounting and other related charges in connection with the business combination with Kiva. The press release announcing this planned acquisition is attached hereto as exhibit 20.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


    (a)  EXHIBITS

         20.1   Press Release of Netscape, dated November 24, 1997.

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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November __, 1997             NETSCAPE COMMUNICATIONS CORPORATION


                                      /s/ Peter L.S. Currie
                                      -------------------------------------
                                      Peter L.S. Currie
                                      Senior Vice President and
                                      Chief Financial Officer
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                                  INDEX TO EXHIBITS


Exhibit
Number               Description of Document
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 20.1     Press Release of Netscape, dated November 24, 1997.